PRICING SUPPLEMENT NO. 49                                    Rule 424 (b)(3)
DATED: October 9, 1997                                     File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate Notes    Book Entry Notes
$10,000,000                      [x]                    [x]

Original Issue Date:             Fixed Rate Notes       Certificated Notes
10/15/97                         [_]                    [_]

Maturity Date: 10/16/2000

Option to Extend Maturity:         No  [x]

                                   Yes [_]   Final Maturity Date:

                                              Optional         Optional
                      Redemption              Repayment        Repayment
Redeemable On         Price(s)                Date(s)          Price(s)
-------------         ----------              ---------        ----------

N/A                   N/A                     N/A              N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate: N/A

[_]         Commercial Paper Rate        Minimum Interest Rate: N/A

[_]         Federal Funds Rate           Interest Reset Date(s): *

[_]         Treasury Rate                Interest Reset Period: Quarterly

[_]         LIBOR Reuters                Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate

[x]         CMT Rate

Initial Interest Rate: ***               Interest Payment Period: Quarterly

Index Maturity:  Two Years

Spread (plus or minus): +.15%
----------------------------------

*        Quarterly on the 15th, commencing January 15, 1998.

**       Quarterly on the 15th, commencing January 15, 1998.

***      The CMT Rate on October 13, 1997, plus 15 basis points.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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